This Joint Filing Agreement confirms the agreement by and among the undersigned that the Schedule 13G is filed on behalf of each of the reporting persons identified below.

Date: February 16, 2016

LMM LLC

By           /s/ Neil O’Callaghan
______________________________________________________________________
/s/ Neil O’Callaghan, President & Chief Compliance Officer

Date: February 16, 2016

Legg Mason Opportunity Trust, a series of Legg Mason Investment Trust

By           /s/ Barbara Allen
______________________________________________________________________
/s/ Barbara Allen, Assistant Secretary